Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the quarterly report of Mobile Mini, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Steven G. Bunger, Chief Executive Officer of the Company, and Lawrence Trachtenberg, Chief Financial Officer of the Company, each certify, to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented.

Date: November 9, 2005	/s/ Steven G. Bunger
Steven G. Bunger
Chief Executive Officer Mobile Mini, Inc.

Date: November 9, 2005	/s/ Lawrence Trachtenberg
Lawrence Trachtenberg
Executive Vice President and Chief Financial Officer Mobile Mini, Inc.

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Mobile Mini, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Mobile Mini, Inc. specifically incorporates it by reference.
A signed original of this written statement required by Section 906 has been provided to Mobile Mini, Inc. and will be retained by Mobile Mini, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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